UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 23, 2020

AEHR TEST SYSTEMS
(Exact name of registrant as specified in its charter)

California	000-22893	94-2424084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 KATO TERRACE, FREMONT, CA 94539
(Address of principal executive offices, including zip code)

510-623-9400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading	Name of each exchange on which registered
Symbol(s)
Common Stock, par value $0.01 per share	AEHR	The NASDAQ Capital Market

Item 1.01. Entry into a Material Definitive Agreement.

On April 23, 2020, Aehr Test Systems (the “Company”) obtained an unsecured loan in the aggregate amount of $1,678,789 (the “Loan”) from Silicon Valley Bank (the “Lender”) pursuant to the Paycheck Protection Program established under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and guaranteed by the U.S. Small Business Administration (the “SBA”). The Loan is evidenced by a promissory note dated April 23, 2020 (the “Note”).

The Note bears an interest rate of 1.00% and a term of two years from the date of the Note (the “Maturity Date”). Under the Note, no payments are due for the first six months from the date of the Note (the “Deferral Period”). During the Deferral Period, interest will continue to accrue on the principal of the Note. Commencing one month after the Deferral Period, the Company will pay monthly payments of principal and interest under the Note, in such equal amounts required to fully amortize by the Maturity Date the outstanding principal of the Note on the last day of the Deferral Period, with all unpaid principal and interest under the Note due on the Maturity Date. The Note contains customary events of default relating to, among other things, breach of the terms of the Note, payment defaults under other loans with the Lender, failure to disclose any material fact to the Lender or the SBA, making a materially false and misleading representation to the Lender or the SBA, cross-default, bankruptcy, an adverse change in financial condition or business operation materially affecting the Company’s ability to pay under the Note, a reorganization or similar transaction or a civil or criminal action that Lender believes may materially affect the Company’s ability to pay under the Note. The occurrence of an event of default may result in the repayment of all amounts outstanding, collection of all amounts owing from the Company, or filing suit and obtaining judgment against the Company.

Under the terms of the CARES Act, PPP loan recipients can apply for and be granted forgiveness for all or a portion of loans granted under the PPP. Such forgiveness will be determined, subject to limitations, based on the use of loan proceeds for payment of payroll costs and any payments of mortgage interest, rent, and utilities. No assurance can be given that the Company will obtain forgiveness of the amount due under the Note in whole or in part.

The foregoing descriptions of the Note do not purport to be complete and are qualified in their entirety by reference to the full text of the Note, which is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Promissory Note, dated April 23, 2020, by and between Aehr Test Systems and Silicon Valley Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aehr Test Systems (Registrant)

Date: April 28, 2020	By:	/s/ Kenneth B. Spink
Kenneth B. Spink
Vice President of Finance and Chief Financial Officer